SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2003

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-22056	86-0746929
(Commission File Number)	(IRS Employer Identification No.)

8401 East Indian School Road

Scottsdale, Arizona

85251

(Address of Principal Executive Offices)

(Zip Code)

(480) 606-3886

(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

Effective September 30, 2003, Rural/Metro Corporation, a Delaware corporation (the “Company”) ceased operating in certain of its medical transportation and related services areas. The results of those service areas have been included in discontinued operations for the three months ended September 30, 2003 and 2002. Net revenue for these service areas totaled $1.7 million and $3.9 million for the three months ended September 30, 2003 and 2002, respectively. These service areas generated a loss of $0.7 million in the three months ended September 30, 2003, and net income of $0.7 million in the three months ended September 30, 2002. We do not expect there to be a negative financial impact from these transactions.

The assets used in the discontinued operations generally were not disposed of by the Company, but instead have been redeployed in other Company operations.

Item 7. Exhibits

(a)	Not applicable.

(b)	Pro forma Condensed Financial Information. The required pro forma financial information is included as Exhibit 99.1 to this Report.

(c)	The following exhibit is filed herewith:

99.1	Pro Forma Financial Statements of Rural/Metro Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: March 3, 2004	By:	/s/ John S. Banas III
John S. Banas III
Executive Vice President

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Pro Forma Financial Statements of Rural/Metro Corporation